SECOND AMENDMENT TO
                           LOAN AND SECURITY AGREEMENT

                  This Second Amendment to Loan and Security Agreement (this "Amendment") is made and entered into effective as of the ____ day of April, 2000, by and between FINOVA Capital Corporation, a Delaware corporation ("Lender"), and Datatec Industries Inc., a New Jersey corporation ("Borrower"). This Amendment is joined in by Datatec Systems, Inc., a Delaware corporation formerly known as Glasgal Communications, Inc. ("Parent"), which is a guarantor and holder and pledgor of 100% of the issued and outstanding stock of Borrower, and by HH Communications, Inc., an Illinois corporation ("HHC"), which is a guarantor, and by eDeploy.com, Inc., a Delaware corporation formerly known as Computer-Aided Software Integration, Inc. ("CASI"), which is also a guarantor.

                                R E C I T A L S :

                  WHEREAS, Lender and Borrower entered into that certain Loan and Security Agreement dated as of March 17, 1997 (the "Original Loan Agreement"), pursuant to which Lender made available to Borrower loans in the amount of up to $17,000,000 (the "Loan"), consisting of a senior term loan in the amount of $2,000,000 (the "Term Loan") and a revolving line of credit in the amount of up to $15,000,000 (the "Revolving Loans Facility"), upon the terms and conditions set forth in the Original Loan Agreement. All terms used herein with initial capital letters, unless otherwise specifically defined herein, shall have the same meanings as set forth in the Original Loan Agreement; and

                  WHEREAS, Lender and Borrower subsequently amended the Original Loan Agreement pursuant to a First Amendment to Loan and Security Agreement (the "First Amendment") dated as of December 15, 1999 (the Original Loan Agreement, as so amended, and as the same may hereafter be amended, modified, renewed, restated or replaced, is referred to herein as the "Loan Agreement"). In accordance with the terms of the First Amendment, documentation was prepared and executed by CASI pursuant to which CASI joined in certain provisions of the Loan Agreement and became a guarantor with respect to the Loan; and

                  WHEREAS, CASI is currently contemplating entering into a Series A Preferred Stock Purchase Agreement (herein, the "Preferred Stock Purchase Agreement") with Cisco Systems, Inc., a California corporation ("Purchaser"), together with certain documents ancillary to the Preferred Stock Purchase Agreement, pursuant to which Purchaser shall purchase, for $10,000,000, shares in a newly-issued Series A class of Preferred Stock, par value $.01 per share (the "Series A Preferred Shares"). As a result of that transaction, Purchaser shall become entitled to certain rights and privileges, as set forth in the Certificate of Designation filed or to be filed with the Delaware Secretary of State with respect to the Series A Preferred Shares; and

                  WHEREAS, Borrower has requested that Lender amend the Loan Agreement in order to permit the payment of dividends to Purchaser as holder of the Series A Preferred Shares, and Lender is willing to so amend the Loan Agreement, upon the terms and conditions set forth herein.

                  NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter stated, the parties hereto do hereby agree as follows:

                  1. Payment of Dividends on Series A Preferred Shares. Notwithstanding the provisions of Section 14(c) of the Original Loan Agreement, or any provision of that certain Continuing Guaranty delivered by CASI to the contrary, and provided that there does not then exist any Event of Default or Incipient Default under the Loan Agreement, CASI shall be permitted to pay regularly accruing dividends on the Series A Preferred Shares from its own funds, to the extent legally available for that purpose, without the need for any consent of Lender. Upon the occurrence of any Event of Default or any Incipient Default, and until all such Events of Default or Incipient Defaults have been cured, dividends payable in respect of the Series A Preferred Shares shall be accrued, but not paid, by CASI; provided, however, that at such time as all Events of Default or Incipient Defaults have been cured, previously accrued dividends in respect of the Series A Preferred Shares may be paid on the condition that such payment shall not result in a subsequent Event of Default or Incipient Default. The foregoing provision does not extend to permit the transfer of funds from Borrower to CASI in order to permit the payment of dividends on the Series A Preferred Shares.

                  2. Representations and Warranties of Borrower. To induce Lender to enter into this Amendment, and acknowledging Lender's reliance upon the truth and accuracy thereof, Borrower represents and warrants to Lender as follows:

                  (a) Borrower has the requisite corporate power and corporate authority to enter into this Amendment and the documents and instruments to be executed in connection herewith, and to perform its obligations hereunder and thereunder.

                  (b) This Amendment and any other documents and instruments executed and delivered to Lender by Borrower in connection herewith were duly authorized by all requisite corporate action on the part of Borrower and with any requirements of Borrower's articles of incorporation and bylaws, and any amendments thereto, and this Amendment and any other documents or instruments executed in connection herewith have been duly executed and delivered by Borrower.

                  (c) The execution and delivery by Borrower of this Amendment and any other instruments executed and delivered by Borrower to Lender in connection herewith, and the full and complete performance by Borrower of the provisions hereof, will not result in any breach of, or constitute a default under, or, except as contemplated by this Amendment, result in the creation of any lien, charge or encumbrance upon any property or assets of Borrower under any indenture, mortgage, deed of trust, bank loan or credit agreement or other material instrument to which Borrower is a party or by which Borrower is bound.

                  (d) This Amendment is the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except that the enforceability hereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws relating to or affecting creditors generally, and general principles of equity.

                  (e) All of the respective representations and warranties made by the Borrower in any of the Loan Documents remain true, complete and correct as of the date hereof, unless they expressly relate to an earlier date.

                  3. Release of Lender. As additional consideration for the agreements by Lender as set forth in this Amendment, Borrower, except as otherwise provided in the next sentence, hereby releases and forever discharges Lender, its agents, servants, employees, directors, officers, attorneys, branches, affiliates, subsidiaries, successors and assigns and all persons, firms, corporations, and organizations acting or serving in its behalf, of and from all damage, loss, claims, demands, liabilities, obligations, actions and causes of action whatsoever which Borrower may now have or claim to have against Lender, whether presently known or unknown, and of every nature and extent whatsoever on account of or in any way touching, concerning, arising out of or founded upon the Loans, any of the Loan Documents or upon this Amendment, including without limitation all such loss or damage of any kind heretofore sustained, or that may arise as a consequence of the dealings between the parties. The release set forth above shall not extend to any claim arising after the date hereof to the extent based on acts or omissions of Lender occurring after such date, except that such release is specifically intended by the parties to include all dealings of the parties leading to the consummation of the transaction contemplated by this Amendment. This Amendment and the covenants contained in this Section 6 are contractual, and not a mere recital, and the parties hereto acknowledge and agree that no liability whatsoever is admitted on the part of any party, except as provided for by the Loan Documents and this Amendment.

                  4. Fees and Expenses. Borrower shall pay, on demand, all costs and expenses arising from the preparation of this Amendment, including Lender's reasonable attorneys' fees and all of Lender's and its attorneys' out-of-pocket costs and expenses incurred in connection with the negotiation and documentation of this Amendment, and any other costs, expenses or charges that may be imposed on or incurred by Lender as a result of this Amendment. Lender shall have the right to withhold from any Advance made hereunder any such costs, fees, expenses or reimbursements due and owing to Lender.

                  5. Confirmation of Security Interests. Borrower hereby confirms and agrees that Lender's security interest in and to the Collateral, all as more specifically granted pursuant to the Loan Agreement, shall remain in full force and effect until the Loans have been paid in full to Lender.

                  6. No Waiver of Defaults. This Amendment in no way acts as a waiver of any future default of Borrower except as specifically agreed upon herein or as a release or relinquishment of any of the liens, security interests, rights or remedies securing payment of the Loans or for the enforcement thereof, including, without limitation, the liens created by the other Loan Documents. Such liens, security interests, rights and remedies are hereby ratified, confirmed, preserved, renewed and extended by Borrower in all respects.

                  7. Benefit of the Amendment. The terms and provisions of this Amendment and the other Loan Documents shall be binding upon and inure to the benefit of Lender and Borrower and their respective successors and assigns, except that Borrower shall not have any right to assign its rights under this Amendment or any of the Loan Documents or any interest therein without the prior written consent of Lender.

                  8. Choice of Law. The Loan Documents and this Amendment shall be performed and construed in accordance with the laws of the State of Arizona.

                  9. Entire Agreement. Except as modified by this Amendment, the Loan Documents remain in full force and effect. The Loan Documents as modified by this Amendment embody the entire agreement and understanding between Borrower and Lender, and supersede all prior agreements and understandings between said parties relating to the subject matter thereof.

                  10. Counterparts; Telecopy Execution. This Amendment (including the Consents hereto) may be executed in any number of separate counterparts, each of which, when taken together, shall constitute one and the same agreement, admissible into evidence, notwithstanding the fact that all parties have not signed the same counterpart. Delivery of an executed counterpart of this Amendment by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile shall also deliver a manually executed counterpart of this Amendment, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day, month, and year first above written.

                                     FINOVA CAPITAL CORPORATION, a Delaware
                                     corporation


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     DATATEC INDUSTRIES INC., a New Jersey
                                     corporation


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                 CONSENT AND AGREEMENT OF PLEDGOR AND GUARANTORS

                  The undersigned ("Guarantors") hereby consent to the making of the foregoing Second Amendment to Loan and Security Agreement (the "Amendment") and agree that, notwithstanding the modifications to the Loan Documents described in the Amendment, (a) each of the Stock Pledge Agreements by Parent in favor of Lender, dated as of March 17, 1997 with respect to the stock in Borrower and HH Communications, Inc. ("HHC"), and dated April __, 2000, to be effective as of December 15, 1999, with respect to the stock in eDeploy.com, Inc., ("CASI") (collectively, the "Stock Pledge Agreements"), remain in full force and effect; (b) each of the Guaranties made by Guarantors in favor of Lender, dated as of March 17, 1997 with respect to the Guaranties from Parent and HHC, and dated April __, 2000, to be effective as of December 15, 1999, with respect to CASI (collectively, the "Guaranties") remain in full force and effect; and (c) Guarantors do not have any offset, defense or counterclaim with respect thereto, no claim or defense in the abatement or reduction of such Indebtedness, or any other claim against Lender or with respect to any document forming part of the transaction in respect of which the Stock Pledge Agreements and the Guaranties were made or forming part of any other transaction under which Borrower is indebted to Lender. The undersigned are executing this Consent for the purpose of consummating the transaction contemplated by the Amendment, and this Consent is not intended to be an amendment or modification of any of the terms and provisions of the Stock Pledge Agreements or the Guaranties.

                  DATED as of this ___ day of April, 2000.

                                     DATATEC SYSTEMS, INC., a Delaware
                                     corporation, formerly known as Glasgal
                                     Communications, Inc.


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:


                                     HH COMMUNICATIONS, INC., an Illinois
                                     corporation


                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                     EDEPLOY.COM, INC., a Delaware corporation formerly known as Computer-Aided Software Integration, Inc.

                                     By:
                                        ----------------------------------------
                                        Name:
                                        Title: